Exhibit 12.1

June 29, 2017

Duke Robotics, Inc.

14 Live Oak St., Suite A

Gulf Breeze, FL 32561

Re: Duke Robotics, Inc.

Ladies and Gentlemen:

Reference is made to the Offering Statement on Form 1-A, as amended (“Offering Statement”), filed by Duke Robotics, Inc. (“Company”), a Delaware corporation, under the Securities Act of 1933, as amended (“Act”), and Regulation A thereunder. The Offering Statement relates to the issuance and sale by the Company of up to 5,000,000 shares (“Company Shares”) of its common stock, par value $0.0001 per share (“Common Stock”).

We are acting as counsel for the Company in connection with the Offering Statement. We have examined signed copies of the Offering Statement including the exhibits filed therewith and have also examined and relied upon minutes of meetings and resolutions of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

The opinion rendered herein is limited to the Delaware General Corporation Law and the federal laws of the United States.

Based upon and subject to the foregoing, we are of the opinion that the Company Shares, when issued and sold in accordance with and in the manner described in the Offering Statement, will be duly authorized, validly issued, fully paid and non assessable.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect).

We hereby consent to the use of this opinion as an exhibit to the Offering Statement, to the use of our name as your counsel and to all references made to us in the Offering Statement and in the Offering Circular forming a part thereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Zysman, Aharoni, Gayer and
Sullivan & Worcester LLP